UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 3, 2001

                        EMONS TRANSPORTATION GROUP, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)

                           Commission File No. 0-5206

Delaware                                                   23-2441662
--------                                                   ----------
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation)



96 South George Street
York, Pennsylvania                                                   17401
------------------                                                   -----
(Address of principal executive offices)                            (Zip Code)


     Registrant's telephone number, including area code:    (717) 771-1700






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Item 5.  OTHER EVENTS.

                  On December 3, 2001, Emons Transportation Group, Inc. ("Company") issued a press release announcing that it has executed an agreement for Genesee & Wyoming Inc. ("GWI"), an operator of short line and regional freight railroads in the United States, Canada, Mexico, Australia, and Bolivia, to acquire the Company for $18.5 million and the assumption of approximately $10.9 million in debt, net of cash. Each of the Company's shareholders will receive $2.50 per share in cash. The acquisition will be accomplished by a merger of a new wholly owned subsidiary of GWI with and into the Company. A copy of the press release is attached hereto as Exhibit 2001.1 and is incorporated herein by reference in its entirety.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

   (a)   None.

   (b)   None.

   (c)   Exhibits.

2001.1             Press release issued on December 3, 2001.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  December 4, 2001


                                   EMONS TRANSPORTATION GROUP, INC.



                                   By:    /s/ Scott F. Ziegler
                                          ----------------------------------
                                   Name:  Scott F. Ziegler
                                   Title: Senior Vice President and
                                          Chief Financial Officer